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                                  SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No. __)


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                             AXA PREMIER FUNDS TRUST


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            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104

                             AXA PREMIER FUNDS TRUST

                    SUPPLEMENT DATED DECEMBER 29, 2003 TO THE
               PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION
                               DATED MARCH 1, 2003
                                       AND
                              INFORMATION STATEMENT

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                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-dated Prospectus and Statement of Additional Information of AXA Premier Funds Trust ("Trust"). You may obtain an additional copy of the Prospectus or Statement of Additional Information, or the Trust's most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about a new investment adviser for the AXA Premier Technology Fund ("Technology Fund").

The Equitable Life Assurance Society of the United States ("Equitable") serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust's shares and are located at 1290 Avenue of the Americas, New York, NY 10104. Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the SEC to permit it and the Trust's Board of Trustees to select and replace investment sub-advisers for the Trust ("Advisers") and to amend the advisory agreements between Equitable and the Advisers without obtaining shareholder approval. Accordingly, Equitable is able, subject to the approval of the Trust's Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board of Trustees of the Trust held on December 10, 2003, the Board of Trustees, including the Trustees who are not "interested persons" of the Trust, the Investment Manager, the Advisers or the Distributors (as that term is defined in the Investment Company Act of 1940, as amended) ("Independent Trustees"), unanimously approved the Investment Manager's proposal to replace Alliance Capital Management L.P. ("Alliance") as an Adviser to an allocated portion of the Technology Fund with Wellington Management Company, LLP ("Wellington Management"). The Investment Manager's proposal was based on its evaluation of certain personnel changes that recently have occurred at Alliance. The other current Advisers of the Technology Fund are Dresdner RCM Global Investors LLC ("Dresdner") and Firsthand Capital Management, Inc. ("Firsthand"). Dresdner and Firsthand have each served as an Adviser to an allocated portion of the Technology Fund since its inception and will continue to manage such portions of the fund. Equitable, in its capacity as the Investment Manager of the Trust, will continue to allocate the assets of the Technology Fund among the Advisers.

Factors Considered by the Board

In approving the Investment Advisory Agreement with Wellington Management, the Board of Trustees reviewed and evaluated information furnished by the Investment Manager and Wellington Management. The Board of Trustees also discussed and reviewed the terms of the proposed Investment Advisory Agreement. In addition, the Board of Trustees reviewed and evaluated certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by Wellington Management; (ii) Wellington Management's investment approach, including the extent to which Wellington Management's investment style compares to, or correlates with, those of the other Advisers for the fund; (iii) the structure of Wellington Management and its ability to provide services to the fund, based on its financial condition as well as the credentials, reputation, background and investment experience of its personnel; (iv) Wellington Management's investment, stock selection and research process and its historical performance records relative to a peer group and to other benchmarks; (v) a comparison of Wellington

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Management's advisory fee with those of other potential advisers as well as the other Advisers for the fund and the reasonableness of such fees in light of the extent and quality of the services to be provided; and (vi) indirect costs and benefits of Wellington Management serving as an Adviser to the fund, including costs associated with the transition of assets from Alliance to Wellington Management. Based on its consideration and review of the foregoing information, the Board of Trustees determined that the Investment Advisory Agreement between the Investment Manager and Wellington Management with respect to the Technology Fund was in the best interests of the fund and its shareholders. As a result of the Board of Trustees' determination, effective as of December 12, 2003, Wellington Management became an Adviser to the Technology Fund.

Information Regarding the Investment Advisory Agreement

Except as to effective date, initial term and compensation, the terms of the new Investment Advisory Agreement between Equitable and Wellington Management for the Technology Fund are substantially similar to those of the old advisory agreement between Equitable and Alliance. The new Investment Advisory Agreement provides that it will remain in effect for an initial one-year term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The old advisory agreement between Equitable and Alliance provided for an initial two-year term. The new Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the fund, on sixty days' written notice to Equitable and Wellington Management, or by Equitable or Wellington Management on sixty days' written notice to the Trust and the other party. The agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between Equitable and the Trust is assigned or terminated for any other reason.

The new Investment Advisory Agreement generally provides that Wellington Management will not be liable for any losses, claims, damages, liabilities or litigation incurred by Equitable or the Trust as a result of any error of judgment or mistake of law by Wellington Management with respect to the fund, except that nothing in the agreement limits Wellington Management's liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of Wellington Management in the performance of any of its duties or
(ii) any untrue statement of a material fact, or any omission thereof, in the Trust's prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the allocated portion of the fund advised by Wellington Management, if such statement or omission was made in reliance upon information furnished by Wellington Management to Equitable or the Trust.

For its services to the Technology Fund, Wellington Management receives an advisory fee based on the allocated portion of the Technology Fund advised by it ("Wellington Management Allocated Portion") as follows: 0.65% of the Wellington Management Allocated Portion's average daily net assets up to and including $50 million; 0.55% of the Wellington Management Allocated Portion's average daily net assets in excess of $50 million up to and including $100 million; and 0.45% of the Wellington Management Allocated Portion's average daily net assets in excess of $100 million. For purposes of calculating the advisory fee payable to Wellington Management, net assets of the Wellington Management Allocated Portion will be combined with Wellington Management's allocated portions of AXA Premier VIP Technology Portfolio and EQ/Technology Portfolio, each an affiliated fund for which Wellington Management also serves as an investment sub-adviser. Equitable (and not the Technology Fund) is responsible for the payment of advisory fees to each of the Advisers. The management fee for the Technology Fund will not change as a result of appointing Wellington Management as an Adviser to the fund.

Information Regarding Wellington Management

As one of the Advisers to the Technology Fund, Wellington Management anticipates that the Wellington Management Allocated Portion generally will be relatively concentrated. Wellington Management anticipates holding between 30-50 positions, with a maximum position of 10% in any one issue. Wellington Management's investment approach to technology sector investing is based on analyzing the competitive outlook for various sub-sectors of the technology industry, identifying those sub-sectors likely to benefit from the current and expected future environment, and identifying individual opportunities within each sub-sector. Wellington Management believes that, while technology companies tend to have high growth rates, their varying earnings visibility and cyclicality cause their stocks to carry a range of valuations spanning both the growth and value spectrums. Security

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selection decisions are based on an in-depth fundamental analysis and valuation.
Stocks purchased typically share the following attributes: (1) a positive change in operating results is anticipated; (2) unrecognized or undervalued capabilities are present; or (3) the quality of management indicates that the factors mentioned above will be converted to shareholder values. Stocks typically are sold when: (1) target prices are achieved; (2) earnings/return expectations are marked down due to fundamental changes in the company's operating outlook; or (3) more attractive values in a comparable company are available. The principal risks of investing in the Technology Fund are listed in the Trust Prospectus under the heading "Principal Investment Risks." These risks are discussed in more detail under the heading "More About Investment Strategies & Risks" in the Trust Prospectus.

The day-to-day management of the Wellington Management Allocated Portion will be made by a team of investment professionals.

Wellington Management is a Massachusetts limited liability partnership, which is owned entirely by its partners, all of whom are full-time professional members of the firm. The principal office of Wellington Management is located at 75 State Street, Boston, Massachusetts 02109. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. As of September 30, 2003, Wellington Management managed approximately $779 million in its global technology discipline. For other comparable sub-advisory funds, Wellington Management receives advisory fees at an annual rate that range from 0.45% with breakpoints down to 0.30%.

The managing partners of Wellington Management are Duncan M. McFarland, Laurie
A. Gabriel and John R. Ryan. Members of Wellington Management's Executive Committee are Robert L. Evans, Laurie A. Gabriel, Paul J. Hamel, George C. Lodge, Jr., Duncan M. McFarland, Saul J. Pannell, John R. Ryan, Perry Traquina and Clare Villari. The address for each of the foregoing is 75 State Street, Boston, Massachusetts 02109.

                                    * * * * *

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust's Board of Trustees, the Technology Fund may engage in brokerage transactions with brokers that are affiliates of the Investment Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Investment Manager or Advisers. For the fiscal year ended October 31, 2003, the Technology Fund paid $200 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an affiliated broker of the Investment Manager, representing 0.60% of the fund's total brokerage commissions.

Control Persons and Principal Holders

As a "series" type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each fund. As of November 30, 2003, there were issued and outstanding 55,398, 120,459, 6,897, and 655,678 shares of the Technology Fund's Class A, B, C and Z, respectively. As of November 30, 2003, Equitable held of record 5,250, 5,250, 5,250, and 585,250 shares of the Technology Fund's Class A, B, C and Z, respectively, representing 9.48%, 4.36%, 76.12% and 89.26% of the outstanding shares of the Technology Fund's Class A, B, C and Z, respectively. As of November 30, 2003, Morgan Stanley & Co. and Donaldson Lufkin Jenrette Securities Corporation Inc. held of record for the benefit of their respective clients 5,918 and 4,324 shares of the Technology Fund's Class A shares, respectively, representing 10.68% and 7.80% of the outstanding shares of the Technology Fund's Class A shares, respectively. As of November 30, 2003, Morgan Stanley & Co. held of record for the benefit of its clients 521 shares of the Technology Fund's Class C shares, representing 7.56% of the outstanding shares of the Technology Fund's Class C shares. To the knowledge of Equitable, as of November 30, 2003, the executive officers and the Trustees, as a group, owned less than 1% of the outstanding shares of each class of the Technology Fund.


    Please write to The Equitable Life Assurance Society of the United States
              1290 Avenue of the Americas, New York, New York 10104
                  for a copy of the Trust's 2003 Annual Report